EXHIBIT 10.16

FIRST AMENDMENT TO THE
FLOWSERVE CORPORATION SUPPLEMENTAL RETIREMENT SAVINGS PLAN

This FIRST AMENDMENT TO THE FLOWSERVE CORPORATION SUPPLEMENTAL RETIREMENT SAVINGS PLAN (this “Amendment”) is made and entered into by Flowserve Corporation (the “Company”). Capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings ascribed to such terms in the Flowserve Corporation Supplemental Retirement Savings Plan (as amended, the “Plan”).

WHEREAS, pursuant to Section 8.1 of the Plan, the Company may amend the Plan at any time; and

WHEREAS, the Company desires to amend the Plan to (i) provide for greater flexibility and/or clarity with respect to certain distributions of a Participant’s vested account under the Plan, in each case in accordance with the applicable provisions of the Code and the regulations promulgated thereunder, and (ii) no longer permit distributions in the event of certain unforeseeable emergencies.

NOW, THEREFORE, in accordance with Section 8.1 of the Plan, the Company hereby amends the Plan, as follows:

1. Effective as of January 1, 2024, Section 3.3(a) of the Plan is deleted in its entirety and replaced with the following:

“(a) Separation from Service. Upon a Participant’s Separation from Service other than as a result of death, the Participant shall receive his or her vested Account in a lump sum payment, payable within 90 days of the date of the Participant’s Separation from Service; provided that the Company retains sole discretion to determine when during such 90-day period the payment will be made. Notwithstanding the foregoing or any other provision of this Plan to the contrary, if a Participant is a “specified employee”, as defined in Section 1.409A-1(i) of the Treasury Regulations issued under Section 409A of the Code, any payment under this Plan shall be made in a lump sum on the date which is six (6) months following the date of the Participant’s Separation from Service, or if earlier, on the date of the Participant’s death. All payments that are delayed for six (6) months as provided in this Section 3.3(a) shall continue to accrue earnings or losses under the terms of the Plan for the period from the Participant’s Separation from Service until the date such payment is actually made.”

2. Effective as of January 1, 2024, Section 3.3(b) of the Plan is deleted in its entirety and replaced with the following:

“(b) Change in Control. Upon a Change in Control, the Participant is entitled to receive his or her vested Account in a lump sum payment, which shall be paid within 90 days of the date of such Change in Control; provided that the Company retains sole discretion to determine when during such 90-day period the payment will be made.”

3. Effective as of January, 1 2024, Section 3.3 of the Plan is amended by deleting Section 3.3(c) in its entirety, and by renumbering Sections 3.3(d) through 3.3(f) accordingly.

4. Effective as of January 1, 2024, Section 3.3(e) of the Plan (now 3.3(d)) is deleted in its entirety and replaced with the following:

“(e) Disability. If the Committee determines that a Participant becomes “disabled” within the meaning of Code Section 409A-3(i)(4), the Participant’s vested Account shall be paid to the Participant no later than 90 days following the date that the Participant has incurred such a disability; provided that the Company retains sole discretion to determine when during such 90-day period the payment will be made.”

5. Effective as of January 1, 2024, Section 7.1 of the Plan is hereby amended by replacing the reference to “Section 3.3(f)” with “Section 3.3(e)”.

6. Effective as of January 1, 2024, Section 7.13 of the Plan is hereby amended by adding the following sentence to the end of said Section:

“Notwithstanding any other provisions of the Plan to the contrary, as determined in the sole discretion of the Company, the Participant’s vested account may be accelerated to pay the Participant’s outstanding Federal Insurance Contributions Act (“FICA”) tax obligation with respect to amounts accrued under the Plan, as well as, to the extent determined by the Company in its sole discretion, any federal, state, local or other taxes required by law to be withheld as a result of such FICA tax, in accordance with Section 1.409A-3(j)(4)(vi) of the Treasury Regulations issued under Section 409A of the Code; provided, however, that such accelerated amount does not exceed the aggregate of the FICA tax and the income tax withholding related to the FICA tax.”

7. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

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IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer.

FLOWSERVE CORPORATION

By: /s/ Susan Hudson
Susan Hudson
Senior Vice President & Chief Legal Officer

December 16, 2024
Dated